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SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 25, 2001

HORMEL FOODS CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-2402 (Commission File Number)	41-0319970 (IRS Employer Identification Number)
1 Hormel Place, Austin, Minnesota (Address of principal executive offices)	55912 (Zip Code)

    Registrant's telephone number, including area code: (507) 437-5737

    Pages: This report contains four (4) pages numbered sequentially from this cover page.

Item 5. OTHER EVENTS

    Effective as of October 25, 2001, Hormel Foods Corporation entered into an unsecured three-year revolving credit facility with a syndicate of banks in the amount of $150,000,000 (the "Credit Agreement"). The Credit Agreement will be used for general corporate purposes, including commercial paper backup. Interest on funds borrowed under the facility will be charged at one of two variable rate formulas, to be selected by the Company. The Company will be required to maintain a "Net Debt" (as defined) to EBITDA ratio not to exceed 2.50 to 1.00.

    The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the Credit Agreement included as Exhibit 10.1 hereto.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

  (c)
  Exhibits

  10.1
  U.S. $150,000,000 Credit Agreement, dated as of October 25, 2001, between the Company, the banks identified on the signature pages thereof, SunTrust Bank, as Syndication Agent for the Lenders, U.S. Bank National Association, as Documentation Agent for the Lenders, and Citicorp USA, Inc., as Administrative Agent for the Lenders

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

HORMEL FOODS CORPORATION (Registrant
By	/s/ M. J. McCoy M. J. McCOY Executive Vice President And Chief Financial Officer
By	/s/ J. H. Feragen J. H. FERAGEN Vice President and Treasurer

    Dated: November 5, 2001

LIST OF EXHIBITS

NUMBER	DESCRIPTION OF DOCUMENT
10.1
U.S. $150,000,000 Credit Agreement, dated as of October 25, 2001, between the Company, the banks identified on the signature pages thereof, SunTrust Bank, as Syndication Agent for the Lenders, U.S. Bank National Association, as Documentation Agent for the Lenders, and Citicorp USA, Inc., as Administrative Agent for the Lenders

Exhibit transmitted via EDGAR

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  Item 5. OTHER EVENTS
  Item 7. FINANCIAL STATEMENTS AND EXHIBITS
LIST OF EXHIBITS